Exhibit 5.1

November 4, 2019

Investors Bancorp, Inc. 101 John F. Kennedy Parkway Short Hills, New Jersey 07078

Re:	Investors Bancorp, Inc.
Registration Statement on Form S-4

McCarter & English, LLP Four Gateway Center 100 Mulberry Street Newark, NJ 07102-4056 T. 973.622.4444 F. 973.624.7070 www.mccarter.com	We have acted as counsel to Investors Bancorp, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (File No. 333-234274) (the “Initial Registration Statement”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 21, 2019 and the Pre-Effective Amendment No. 1 to the Initial Registration Statement (“Amendment No. 1” and the Initial Registration Statement, as so amended by Amendment No. 1, the “Registration Statement”) to be filed on the date hereof by the Company with the Commission under the Securities Act relating to the registration of 2,961,843 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the issuance of up to the number of Shares that may become issuable upon the consummation of the merger (the “Merger”) of Gold Coast Bancorp, Inc. (“Gold Coast”) with and into the Company, with the Company continuing as the surviving corporation in the Merger, pursuant to the Agreement and Plan of Merger, dated as of July 24, 2019 (the “Merger Agreement”), by and between the Company and Gold Coast.

BOSTON HARTFORD STAMFORD NEW YORK NEWARK EAST BRUNSWICK PHILADELPHIA WILMINGTON WASHINGTON, DC

We have reviewed such corporate records and documents and made such examinations of law as we have deemed appropriate to give the opinion expressed below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Agreement and Plan of Merger and certificates of officers of the Company. In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

Investors Bancorp, Inc.

November 4, 2019

In rendering the opinion stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar and will conform to a specimen certificate examined by us evidencing the Common Stock or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent and (ii) the issuance of the Shares will be properly recorded in the books and records of the Company.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Registration Statement becomes effective under the Securities Act, the Merger is consummated in accordance with the terms of the Merger Agreement and the Shares have been issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ McCarter & English, LLP

McCarter & English, LLP